Exhibit 4.22

                              AMENDMENT NO. 1

                         Dated as of March 11, 1998

                                     to

                    MASTER LEASE AND SECURITY AGREEMENT

                                  between

                           Rite Aid Realty Corp.

                                    and

                  Sumitomo Bank Leasing and Finance, Inc.



            Amendment No. 1, dated as of March 11, 1998 ("Amendment No. 1"), between Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation, as lessor ("Lessor"), and Rite Aid Realty Corp., a Delaware corporation, as lessee ("Lessee"), amending the Lease referred to below.

            WHEREAS, Lessor and Lessee have heretofore entered into a Master Lease and Security Agreement, dated as of May 30, 1997 (the "Lease"); and

            WHEREAS, Lessor and Lessee wish to amend the Lease as hereinafter provided;

            NOW, THEREFORE, Lessor and Lessee hereby agree as follows:

            1. Section 33.2 of the Lease is hereby amended to read in its entirety as follows:

            Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Lessee.

            2. Annex 1 to the Lease, consisting of the Description of Initial Leased Assets, is amended to read in its entirety as set forth in Annex 1 to this Amendment No. 1.

            3. Appendix 1 to the Lease, consisting of the Definitions and Interpretation, is amended to add the following definition thereto in the appropriate alphabetical order:

            "Termination Date" means, with respect to each Leased
            Asset, the last day of the Base Term.

            4. In connection with the execution and delivery of this Amendment No. 1, the aircraft currently leased under the Lease shall be purchased by a designee of the Lessee pursuant to the Purchase Notice dated the date hereof.

            5. Lessee hereby represents and warrants that each of the representations and warranties made in Section 6.2 of the Lease is true and correct on the date hereof with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, and that no Default or Event of Default has occurred and is continuing.

            6. This Amendment No. 1 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

            7. THIS AMENDMENT NO. 1 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            8. Except as herein provided, all provisions, terms and conditions of the Lease shall remain in full force and effect. As amended hereby, the Lease is ratified and confirmed in all respects.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

                                    SUMITOMO BANK LEASING AND
                                         FINANCE, INC.



                                    By:________________________________





                                    RITE AID REALTY CORP.



                                    By:_______________________________